EXHIBIT 3.1
                                     FORM OF
                          CERTIFICATE OF INCORPORATION

         The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General
Corporation Law of the State of Delaware, does hereby certify as follows:

          I.       The corporate name is TURBINE TRUCK ENGINES, INC.

         II.       The address of the registered office of the corporation in the State of Delaware is 11th Floor, Rodney Square North, 11th and Market
Streets, Wilmington, New Castle County, Delaware 19801.
         The registered agent in charge thereof is Corporation Guarantee and
Trust Company.

        III.       The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delaware.

         IV.       The amount of the total authorized capital stock of this
corporation is 1,000,000,000 shares of the par value of $.001 each.

          V.       The Board of Directors is authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation.

         VI.      The name and address of each Incorporator is as follows:

                   Name:                               Address:
            James Teters, Jr.                1200 Flightline Boulevard, Suite 5
                                             Deland, FL32724
            James Putnam                     1200 Flightline Boulevard, Suite 5
                                             Deland, FL32724
            Phyllis Rouse                    1200 Flightline Boulevard, Suite 5
                                             Deland, FL32724
            Michael Rouse                    1200 Flightline Boulevard, Suite 5
                                             Deland, FL32724

        VII.      To the fullest extent permitted by the Delaware General
Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 19th day of November, 2000.

                                                       JAMES TETERS. JR.
                                             James Teters, Jr., Incorporator

                                                       JAMES PUTNAM
                                             James Putnam, Incorporator

                                                       PHYLLIS ROUSE
                                             Phyllis Rouse, Incorporator

                                                       MICHAEL ROUSE
                                             Michael Rouse, Incorporator

   STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 09:00 AM 11/27/2000
        3320237